Exhibit 10.89

Amendment to Debt Modification Agreement

This AMENDMEND TO DEBT MODIFICATION AGREEMENT (this “Amendment #2’) is entered into as of December 27, 2024 (the “Amendment #2 Date”), by and between, Bioxytran, Inc., a Nevada corporation (the “Company”) and Walleye Opportunities Master Fund Ltd (“Purchaser”), each a “Party” and collectively the “Parties”, upon the following premises:

WHEREAS, On May 3, 2021, Company sold and issued to Robert Salna (“Salna” ) a certain Convertible Note in the original principal amount of $1,000,000.00 (the “Note”) pursuant to a certain Securities Purchase Agreement between Company and Salna (the “Purchase Agreement,” and together with the Note, and all other documents entered into in conjunction therewith (the “Salna Financing Documents”‘);

WHEREAS, as of the date of this Amendment #2, the aggregate amount of principal and interest outstanding under the Note is 947,760 ($805,000 principal and 142,760 interest) (the “Remaining Balance”);

WHEREAS, Purchaser has entered into a Confidential Securities Purchase And Release Agreement with Salna and the Company dated May 5, 2023 inter alia pursuant to which Purchaser has agreed purchase the Note from Salna (the “NPA”);

WHEREAS, the Parties now wish to amend the original Debt Modification Agreement, dated May 5, 2023 (the “Agreement”), and the Amendment to Debt Modification Agreement, dated July 25, 2024 (the “Amendment #1”), as set forth herein which shall amend the terms of the Note;

NOW THEREFORE, in consideration of the foregoing and of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Defined terms used herein without definition shall have the meaning given to them in the Agreement, unless modified herein.

2.	Section 4.1(a) of the Agreement shall be amended such that “the “Final Maturity Date” set forth in the Note shall be modified to March 1, 2025”.

3.	Prior to the Final Maturity Date, the Company has the option to pay-off the note in full by;

a.	transferring an amount of $805,000 to the Purchasers bank account (to be assigned by the Purchaser), and

b.	approve a partial Note conversion at the Conversion Price for an amount of $70,000.

4.	Other than as amended herein, the Agreement, Amendment #1 and the Note shall remain in full force and effect. Following this Amendment #2 date, any reference to the “Note” shall be deemed a reference to the Note as amended by this Amendment #2.

5.	This Amendment #2 and all matters based upon, arising out of or relating in any way to this Amendment #2, including all disputes, claims or causes of action arising out of or relating to this Amendment #2 as well as the interpretation, construction, performance and enforcement of this Amendment #2, shall be governed by the laws of the United States and the State of New York, without regard to any jurisdiction’s conflict-of-laws principles.

6.	This Amendment #2 may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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